                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE


                                                              New York, New York
$1,119,851.64                                                      June 26, 2000

         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION ("Debtor") promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), at such address as CIT may designate, in lawful money of the United States, the principal sum of ONE MILLION ONE HUNDRED NINETEEN THOUSAND EIGHT HUNDRED FIFTY-ONE AND 64/100 DOLLARS ($1,119,851.64) in sixty (60) consecutive monthly installments, commencing on August 1, 2000 with the following installments on the same day of each month thereafter until payment in full of this Note. The first fifty-nine (59) monthly installments shall be level payments of principal each in the amount of $18,664.19, and the sixtieth (60th) and final payment shall be a payment of principal in the amount of $18,664.43. Debtor shall pay interest together with such installment of principal, in like money, from the date hereof until payment in full, on the unpaid principal balance hereof at an interest rate per annum equal to two and fifty hundredths percent (2.50%) above the LIBOR Rate. Each payment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed. Any amount not paid when due under this Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Any payment received after the maturity of any installment of principal shall be applied first to the payment of unpaid late charges, second to the payment of any unpaid interest on said principal, and third to the payment of principal.

         This Note is one of the Notes referred to in the Loan and Security Agreement dated as of March 19, 1997 between Debtor and CIT (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "Agreement"), is secured as provided in the Agreement, and is subject to prepayment only as provided therein, and the holder hereof is entitled to the benefits thereof.

         Terms defined in the Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

         Except as provided in Section 6 of the Agreement, Debtor hereby waives presentment, demand of payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

         In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including reasonable attorneys' fees. In accordance with the provisions of the Agreement, DEBTOR AND CIT WAIVE TRIAL BY JURY IN ANY LITIGATION RELATING TO OR IN CONNECTION WITH THIS NOTE IN WHICH THEY SHALL BE ADVERSE PARTIES, and Debtor hereby waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever, but Debtor shall have the right to assert in an independent action against CIT any such defense, offset or counterclaim (including any compulsory counterclaim) which it may have which has not otherwise been waived pursuant to the Agreement.

         Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party, and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

         If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that
(a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to Debtor and (b) if CIT elects to accelerate the maturity of, or if CIT permits Debtor to prepay the indebtedness described in, this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



                                                 LEXINGTON PRECISION CORPORATION

                                                  By: Warren Delano
                                                      --------------------------

                                                  Title: President
                                                         -----------------------